UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2008

Timberline Resources Corporation
(Exact Name of Registrant as Specified in Charter)

Idaho

(State or Other Jurisdiction of Incorporation)

000-51549 (Commission File Number)	82-0291227 (IRS Employer Identification No.)

101 East Lakeside Avenue

Coeur D’Alene, Idaho 83814

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (208) 664-4859

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement.

On February 23, 2008, Timberline Resources Corporation, an Idaho corporation (“Timberline”) entered into a Stock Purchase Agreement (the “Agreement”), in which it agreed to purchase from Ronald Guill, all of the outstanding membership interests of Small Mine Development, LLC, (“SMD”) a Boise, Idaho based underground mine contractor.  Mr. Guill has served on the Timberline Board of Directors since November 2007.  Pursuant to the Agreement, upon closing Mr. Guill will enter into an employment agreement with Timberline to continue to lead SMD.

The purchase price is $80.0 million, consisting of $45.0 million in cash, $15.0 million in common stock of Timberline (the “Common Stock”), and $20.0 million in deferred cash payments payable over four years on the anniversary of closing, subject to certain purchase price adjustments.  The Common Stock has not been registered under the United States Securities Act of 1933, as amended, however, there are certain limited registration rights attached to the Common Stock.  The closing is subject to Timberline obtaining financing to consummate the transaction, approval by Timberline’s shareholders, completion of due diligence by the parties, and other customary closing conditions.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits   99.1

Press release dated February 27, 2008 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Timberline Resources Corporation
(Registrant)

Dated: February 26, 2008	By: /s/ Randal Hardy
Randal Hardy Chief Executive Officer